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[SSA LOGO] System Software Associates, Inc.                         NEWS RELEASE
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Corporate Headquarters
500 West Madison -- Chicago, Illinois, U.S.A. 60661
-- Telephone: (312) 258-6000 -- Facsimile: (312) 474-7500

                 SSA Names William M. Stuek New COO, President

          Major IT Industry Executive Addition To SSA Management Team

             30-Year IBM Veteran Brings Extensive Worldwide Sales,
                     Marketing and Operational Experience

     CHICAGO---Jan. 6, 1998--System Software Associates (SSA), one of the fastest growing major package application software vendors, today announced that William M. Stuek has been named chief operating officer and president of SSA. He also will join the SSA Board of Directors.

     Stuek is a 30-year veteran of IBM Corporation, where he served in a variety of sales, marketing and operational management positions. Most recently, in 1996 and 1997, he served as General Manager of North American Operations, in which he oversaw all sales, marketing, customer service/support, administrative operations, and information technology. Before that, he was General Manager of North American Sales in 1996, and prior to that, he served as General Manager of Product Sales for Europe, Middle East and Africa, from 1993 to 1995. Also while at IBM, he served as Assistant General Manager of Software and General Manager of AS/400 Worldwide Marketing. He played a significant role in developing and managing many of IBM's relationships with major enterprise management systems vendors, including SSA.

     "I am delighted to have an industry leader of the caliber of Bill Stuek join SSA," said Roger E. Covey, chief executive and chairman of SSA. "He brings enormous assets and experience to the firm, which will enable us to take full advantage of our outstanding opportunities in the marketplace."

     "SSA has the products, the brand name, the track record, and the growing market demand to win in the package application marketplace," said Stuek. "Having worked extensively while at IBM not only with SSA but its clients, I am well-acquainted with the company and its unequaled BPCS Client/Server product line solution. I come to this company with a great deal of enthusiasm and optimism."


About SSA

     SSA has been chosen by the world's leading industrial sector firms as the best way forward. The Company's product line, BPCS Client/Server V6, is currently being implemented in more than 1000 industrial sector firms in over 4,000 sites worldwide. The BPCS Client/Server product line delivers unparalleled agility and re-configurability to meet changing market demands through a quantum leap forward in ERP technology that delivers significant business benefits, including century dating.

     SSA's FASTresults program has been proven in over 100 implementations to help clients go live with the full enterprise suite of BPCS Client/Server V6 in three to nine months or less. FASTresults combines the reconfigurable functionality of BPCS Client/Server with SSA's proven BASIS implementation methodology, SSA's BPComp business process re-engineering tool and SSA's global support capabilities to deliver the fastest time to benefit available in the industry. The BPCS Client/Server product suite delivers competitive advantage by integrating all mission-critical operations, from global financials to


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multi-mode manufacturing to management of the total supply chain, including
Electronic Commerce and EDI. SSA's Distributed Object Computing Architecture
(DOCA) provides the complete computing platform choice, whether IBM AS/400 or RS/6000, Digital, Hewlett-Packard, a combination of these or server access via the Internet. Database options include Oracle, Informix and DB2/400.

     Over 8,500 clients in over 25,000 sites in various vertical markets - automotive, chemical, consumer goods, electronics, fabrication and assembly, food/beverage, forest products, pharmaceuticals - have implemented an SSA BPCS ERP system. SSA and its strategic partners provide full implementation support for BPCS Client/Server in over 90 countries worldwide. Visit SSA's homepage at http://www.ssax.com

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     Editor's Note: BPCS is a registered trademark of SSA. BPCS Client/Server and DOCA are trademarks of SSA.

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     CONTACT: System Software Associates
              Barbel French, (312) 258-6000 x4955
              bfrench@ssax.com
               or
              Miller/Shandwick Technologies (Boston)
              Charles Spofford/Doug Black, (617) 536-0470 cspofford@miller.shandwick.com dblack@miller.shandwick.com